PRESS RELEASE

                            ADVANCE FINANCIAL BANCORP
                      ANNOUNCES THIRD QUARTER 2004 EARNINGS


                                                           FOR IMMEDIATE RELEASE
                                                  Contact: Stephen M. Gagliardi,
                                                               President and CEO
                                                          Telephone 304-737-3531

Wellsburg,  WV (April 22,  2004 - Advance  Financial  Bancorp  (Nasdaq  SmallCap
Market: AFBC) the parent holding company of Advance Financial Savings Bank, today announced earnings for the third quarter ended March 31, 2004. Income for the three-month period ending March 31, 2004 increased to $518,000 from $371,000 for the same period ending 2003. Income for the nine-month period ending March 31, 2004 increased to $2,006,000 from $1,258,000 for the same period ending 2003. Income for the nine-month period of 2004 includes approximately $446,000 in net investment gains as a result of a one-time sale of available for sale investment securities.

Diluted earnings per common share for the third quarter of 2004 were $0.38, a 36% increase from the $0.28 reported for the same period in 2003. For the first nine months of 2004, diluted earnings per common share increased 55%, from $0.94 per common share to $1.46 per common share.

Advance Financial Savings Bank operates seven community-banking facilities that provide retail and commercial banking services primarily to individual customers and small businesses in the counties of Brooke, Ohio and Hancock, West Virginia and in the counties Jefferson, Harrison and Belmont, Ohio.

                            ADVANCE FINANCIAL BANCORP
                               FINANCIAL HIGHLIGHT
                                   (UNAUDITED)
                                 MARCH 31, 2004


    ----------------------------------------------------------------------------
                                  BALANCE SHEET
    ----------------------------------------------------------------------------


                                                  MARCH 31,            JUNE 30,
                                                    2004                2003
                                        -------------------    -----------------

    Investment Securities                           29,160               55,783
    ----------------------------------------------------------------------------
    Loans                                          266,862              230,336
    ----------------------------------------------------------------------------
    Allowance for loan losses                        1,605                1,096
    ----------------------------------------------------------------------------
    Total Assets                                   319,285              321,901
    ----------------------------------------------------------------------------
    Deposits                                       266,993              272,829
    ----------------------------------------------------------------------------
    Shareholders' Equity                            21,404               20,088
    ----------------------------------------------------------------------------


    ------------------------------------------------------------------------------------------
                                     RATIOS
    ------------------------------------------------------------------------------------------


                                            --------------------------------------------------
                                                NINE MONTHS ENDED          THREE MONTHS ENDED
                                                    MARCH 31                      MARCH 31
                                                2004        2003              2004       2003
    ------------------------------------------------------------------------------------------
    Return on Average Assets                    0.83%       0.69%             0.64%     0.53%
    ------------------------------------------------------------------------------------------
    Return on Average Equity                   12.84%       8.87%             9.78%     7.85%
    ------------------------------------------------------------------------------------------
    Net Interest Margin                         3.26%       3.21%             3.22%     2.87%
    ------------------------------------------------------------------------------------------
    Nonperforming loans to total loans          0.61%       0.78%
    ------------------------------------------------------------------------------------------

    ----------------------------------------------------------------------------------
                                INCOME STATEMENT
    ----------------------------------------------------------------------------------

                                       -----------------------------------------------
                                            NINE MONTHS ENDED     THREE MONTHS ENDED
                                                 MARCH 31             MARCH 31
                                             2004       2003       2004       2003
                                       ------------------------ ----------------------
                                         (Dollars in thousands) (Dollars in thousands)
    ----------------------------------------------------------- ----------------------

    Total interest income                   13,113     10,871      4,282      3,872
    --------------------------------------------------------------------------------
    Total interest expense                   5,628      5,309      1,835      1,959
    --------------------------------------------------------------------------------
    Net interest income                      7,485      5,562      2,447      1,913
    --------------------------------------------------------------------------------
    Provision for loan losses                  905        276        233        122
    --------------------------------------------------------------------------------
    Net interest income after
      provision for loan losses              6,580      5,286      2,214      1,791
    --------------------------------------------------------------------------------
    Total noninterest income                 1,763      1,082        368        378
    --------------------------------------------------------------------------------
    Total noninterest expense                5,282      4,409      1,786      1,638
    --------------------------------------------------------------------------------
    Income before income taxes               3,061      1,960        796        531
    --------------------------------------------------------------------------------
    Income taxes                             1,055        702        278        160
    --------------------------------------------------------------------------------
    Net income                               2,006      1,258        518        371
    --------------------------------------------------------------------------------

    EARNINGS PER SHARE - NET INCOME

    Basic Earnings Per Share                  1.49       0.94       0.39       0.28
    --------------------------------------------------------------------------------
    Diluted Earning per share                 1.46       0.94       0.38       0.28
    --------------------------------------------------------------------------------
    Cash dividend declared                    0.30       0.26       0.10       0.10
    --------------------------------------------------------------------------------
